UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SILICON LABORATORIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Timeline

Q: What happens during the interim period before the closing of the transaction (estimated in H1 2027)?

A: During this interim period, it’s “business as usual”. Silicon Labs and TI remain separate, independent companies – and competitors. In our Merger Agreement, we have some common-sense rules to follow to ensure we act in ways consistent with past practice, but ultimately, we have the authority to run our business as we see fit.

Q: Why is the interim period so long?

A: The primary reason for the long interim period is due to regulatory approvals in many different jurisdictions around the world, which we know will take time. Ultimately, this deal is dependent on shareholder approval and regulatory clearance.

Q: What happens at close?

A: Silicon Labs becomes part of Texas Instruments. TI will assume Silicon Labs’ existing employment agreements and obligations, contracts, and employees will transition to becoming employed within the TI control group of companies at that time.

Rules of the Road

Q: I’m excited to start sharing with my counterparts. Remind me what is off-limits.

A: The excitement is understandable, but during the interim period, we must operate as two separate companies. That means no joint sales calls and no sharing sensitive or competitive information – like customer or pricing details, costs, or proprietary know-how. Any interaction with TI should happen only through approved integration team workstreams, which will form soon. Informal outreach – such as contacting someone at TI to compare roles or ways of working – should be avoided until the deal closes. For more information, please review the Communications Guidelines on the Circuit.

Employment

Q: Is my job safe today?

A: Until close, Silicon Labs operates as an independent company, and there are no deal-related changes to roles or employment. We will continue to make decisions that are best for our business and for our respective functional teams.

Q: Is my job safe in the future?

We know this is the main question on many of your minds, and we understand the stress of personal uncertainty. Here is what we do know: As we become part of TI in 2027, we expect some roles to be made redundant as the two companies likely have some areas of overlap. This is normal in most acquisitions. What’s unique about this one is that most of the expected synergies (savings) are related to the cost of goods, not near-term organizational changes. Moving forward, we will try to minimize uncertainty as much as we can during this interim period. The best thing we can all do is execute our AOP and set ourselves up in the best possible position for the future.

Q: Does my full service get recognized by TI?

A: Generally yes, including for vesting, eligibility and vacation and benefit accruals (but excluding for benefit accrual purposes under any defined benefit pension plan or retiree medical benefits).

Compensation, Benefits & Equity

Q: What happens to my existing Silicon Labs RSUs and RCAs at close?

A: This is true for every person: 1) All vested RSUs not previously settled will be converted to cash at close. 2) All unvested RSUs and RCAs will convert into TI RSUs and RCAs, but generally remain subject to the same terms and conditions as were applicable prior to the closing, including the vesting terms. While TI might use different equity or phantom equity incentive vehicles than Silicon Labs in their jurisdictions for any potential new grants that may be made by TI, the overall value of your existing unvested Silicon Labs RSU and RCA awards will be assumed by TI and continue vesting on the same schedule.

Q: What happens if I lose my job after close?

A: We have worked hard to ensure that all employees are treated fairly and with respect, regardless of personal outcome. If your role is made redundant within 12 months after the closing event, you will receive a severance package from TI that is either no less than what we currently offer or what TI offers its own employees in similar roles, whichever is greater, recognizing your full period service for purposes of determining the amount of severance. In addition, if your role is made redundant within 18 months after the closing event due to a qualifying involuntary termination of your employment, and subject to your timely delivery of an effective release of claims as specified in Section 7.2 of your RSU award agreement, you will also receive full acceleration of unvested RSUs. TI has agreed to honor and assume these additional protections for our employees.

The details of the severance package will vary by country, follow statutory requirements, and be consistent with past practice. We may have more information to share as we work through this planning period and gain a better understanding of TI’s practices.

Q: Are there unusual restrictions on things like compensation cycle, promotions and hiring?

A: No. The 2026 compensation cycle will continue as currently planned, with no anticipated changes. We continue to operate independently from TI and can make the decisions that are best for our team members. The main guardrail is that we stay consistent with past practice – meaning we won’t introduce new or unusual pay programs that would create outcomes outside normal expectations. TI supports our continued ability to run our business in ordinary course and do what’s right for our employees.

Q: What happens to our current Employee Stock Purchase Program (ESPP)?

A: After our April 30, 2026 purchase event, no new ESPP offering periods will begin, and the current plan will be suspended. This is a common step tied to transactions like this and helps avoid unexpected changes in share count. No action from you is needed with respect to the ESPP. We will stop all ESPP payroll deductions beginning in May and will refund any then remaining and unused contributions following the April 30th purchase as soon as possible, to the extent applicable.

Regarding any future TI offerings, TI will share details about their country-level benefits and programs that may be offered at the appropriate time.

Q: What happens to my pay and benefits after the deal closes? What protections exist?

A: If your role continues during the continuation period, TI has committed to providing compensation (which includes salary, annual cash bonus opportunities, and commissions) that is no less favorable in the aggregate than what you have at the time of close and benefits (such as health insurance and retirement benefits) that are substantially comparable in the aggregate to what you have at the time of close (excluding any defined benefit pension plan or retiree medical benefits). In practical terms, while individual pay components may change to align with TI’s compensation structure, the overall value of your total compensation and benefits will be comparable in the aggregate. For example, base salary and target bonus mix could shift, but the total target cash compensation value would not decrease.

These protections relate to pay and benefits during the Continuation Period and are not a guarantee of continued employment.

Recruiting

Q: Do we keep hiring to plan?

Yes. Our 2026 AOP is finalized, funded, and approved by our Board. We operate fully independently and need to execute our plan and keep winning business and executing on the roadmap we have set in motion.

Q: How do I talk about this to candidates who are nervous about joining a company in the middle of an acquisition?

A: It’s completely normal to feel cautious about making a move — especially when a company is in the middle of an acquisition. While no one can predict the future, there are several things we feel very confident about. TI has been in business for nearly 100 years, and Silicon Labs just celebrated its 30th anniversary. Both are highly successful public companies with long track records of making smart decisions, building strong cultures where people stay for a long time, and consistently investing in their people. Both are deeply committed to advancing embedded wireless, share similar values, and place a strong emphasis on learning and career development. We expect to operate independently for at least the next year, and we are firmly committed to our 2026 hiring plan and product roadmap. Just as importantly, our leadership team is committed to being transparent and candid throughout the process. That means regular communication and clarity as decisions are made, even when the answer is simply that something is still evolving. We’re not in a holding pattern. The most important thing we can do right now is keep executing, winning business, and building great products — and that’s exactly what we’re doing.

Q: How do I talk about hybrid work options to candidates?

A: Hybrid is our default workplace policy today in all global locations, and we plan to continue it as long as we operate as an independent company. TI’s workforce is primarily in-office, which makes sense for a manufacturing-heavy organization with 24/7 operations. When this acquisition closes, our default workplace practices may change, but we do not know any plans at this point.

Q: What specific details can we share with candidates related to the acquisition timeline beyond the general first half of 2027?

A: At this point, there aren’t any additional specifics we can share beyond the expected first-half 2027 timing and the deal rationale laid out in the announcement press release. The transaction is still pending regulatory and shareholder approvals, and integration planning hasn’t begun. What we can say is that both companies value transparency and directness, and we’ll share more details as soon as they’re available.

Additional Information and Where to Find It

In connection with the proposed transaction, Silicon Laboratories Inc. (“Silicon Labs”) plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders for purposes of obtaining stockholder approval of the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Silicon Labs may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of Silicon Labs and will contain important information about the proposed transaction and related matters. STOCKHOLDERS OF SILICON LABS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SILICON LABS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when available) and other documents filed by Silicon Labs at the SEC’s website at www.sec.gov. Copies of the proxy statement (when available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Silicon Labs’ Investor Relations at investor.relations@silabs.com or (512) 416-8500.

Participants in the Solicitation

Silicon Labs, Texas Instruments Incorporated (“Texas Instruments”) and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Silicon Labs’ directors and executive officers is available in (a) Silicon Labs’ Annual Report on Form 10-K for the fiscal year ended January 3, 2026, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships, Related Transactions, and Director Independence,” which was filed with the SEC on February 10, 2026, and can be found at www.sec.gov; (b) Silicon Labs’ definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 12, 2025, under the headings “Proposal One: Election of Directors,” “Ownership of Securities,” “Executive Officers,” and “Compensation Discussion and Analysis,” and can be found at www.sec.gov; and (c) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of Silicon Labs’ securities by its directors or executive officers have changed since the amounts set forth in Silicon Labs’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which can be found at www.sec.gov). Copies of the documents filed with the SEC by Silicon Labs will be available free of charge through the website maintained by the SEC and at Silicon Labs’ website at https://investor.silabs.com/.

Information regarding Texas Instruments’ directors and executive officers is available in (a) Texas Instruments’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the headings “ITEM 10. Directors, executive officers and corporate governance,” “ITEM 11. Executive compensation,” “ITEM 12. Security ownership of certain beneficial owners and management and related stockholder matters” and “ITEM 13. Certain relationships and related transactions, and director independence,” which was filed with the SEC on February 6, 2026, and can be found at www.sec.gov; (b) Texas Instruments’ definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 5, 2025, under the headings “Election of directors,” “Executive compensation,” and “Security ownership of directors and management,” and can be found at www.sec.gov; and (c) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of Texas Instruments’ securities by its directors or executive officers have changed since the amounts set forth in Texas Instruments’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which can be found at www.sec.gov). Copies of the documents filed with the SEC by Texas Instruments will be available free of charge through the website maintained by the SEC at www.sec.gov and at Texas Instruments’ website at https://investor.ti.com/.

Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in Silicon Labs’ definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of these documents may be obtained, free of charge, from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Rule 175 promulgated thereunder, Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. Such statements include statements concerning anticipated future events and expectations that are not historical facts. Any statements about Texas Instruments’ or Silicon Labs’ plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Such forward-looking statements include but are not limited to statements about the benefits of the proposed transaction, including future financial and operating results, Texas Instruments’ or Silicon Labs’ plans, objectives, expectations and intentions, the expected timing of completion of the proposed transaction and other statements that are not historical facts. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (a) risks related to the consummation of the proposed transaction, including the risks that (i) the proposed transaction may not be consummated within the anticipated time period, or at all, (ii) the parties may fail to obtain Silicon Labs stockholder approval of the merger agreement, (iii) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or obtain other required governmental and regulatory approvals, and (iv) other conditions to the consummation of the proposed transaction under the merger agreement may not be satisfied; (b) the effects that any termination of the merger agreement may have on Silicon Labs or Texas Instruments and their respective businesses, including the risk that Silicon Labs’ or Texas Instruments’ stock price may decline significantly if the proposed transaction is not completed; (c) the effects that the announcement or pendency of the proposed transaction may have on Silicon Labs or Texas Instruments and their respective businesses, including the risks that as a result (i) Silicon Labs’ or Texas Instruments’ business, operating results or stock price may suffer, (ii) Silicon Labs’ or Texas Instruments’ current plans and operations may be disrupted, (iii) Silicon Labs’ or Texas Instruments’ ability to retain or recruit key employees may be adversely affected, (iv) Silicon Labs’ or Texas Instruments’ business relationships (including, customers and suppliers) may be adversely affected, or (v) Silicon Labs’ or Texas Instruments’ management’s or employees’ attention may be diverted from other important matters; (d) the effect of limitations that the merger agreement places on Silicon Labs’ ability to operate its business, return capital to stockholders or engage in alternative transactions; (e) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Silicon Labs and others; (f) the risk that the proposed transaction and related transactions may involve unexpected costs, liabilities or delays; (g) other economic, business, competitive, legal, regulatory, and/or tax factors, including the impact of the current global memory chip shortage; and (h) other factors described in the reports of (i) Silicon Labs filed with the SEC, including but not limited to the risks described in Silicon Labs’ Annual Report on Form 10-K for its fiscal year ended January 3, 2026, which was filed with the SEC on February 10, 2026, and Silicon Labs’ Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in Silicon Labs’ other filings with the SEC and (ii) Texas Instruments filed with the SEC, including but not limited to the risks described in Texas Instruments’ Annual Report on Form 10-K for its fiscal year ended December 31, 2025, which was filed with the SEC on February 6, 2026, and Texas Instruments’ Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC. All forward-looking statements attributable to Silicon Labs or Texas Instruments, or persons acting on Silicon Labs’ or Texas Instruments’ behalf, are expressly qualified in their entirety by this cautionary statement. Further, each of Silicon Labs and Texas Instruments disclaims any obligation to update the information in this communication or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.